AIM U.S. GOVERNMENT FUND                                           SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 7/31/2009
FILE NUMBER:       811-05686
SERIES NO.:        4

72DD.   1  Total income dividends for which record date passed during the period. (000's Omitted)
           Class A                   $ 18,619
        2  Dividends for a second class of open-end company shares (000's
           Omitted)
           Class B                   $  3,615
           Class C                   $  2,639
           Class R                   $    377
           Class Y                   $     80
           Investor Class            $  2,141
           Institutional Class       $  1,056

73A.       Payments per share outstanding during the entire current period:
           (form nnn.nnnn)
        1  Dividends from net investment income
           Class A                     0.3806
        2  Dividends for a second class of open-end company shares (form
           nnn.nnnn)
           Class B                     0.3153
           Class C                     0.3140
           Class R                     0.3588
           Class Y                     0.3281
           Investor Class              0.3820
           Institutional Class         0.4217

74U.    1  Number of shares outstanding (000's Omitted)
           Class A                     46,237
        2  Number of shares outstanding of a second class of open-end company shares (000's Omitted)
           Class B                      9,543
           Class C                      7,947
           Class R                      1,410
           Class Y                        466
           Investor Class               5,809
           Institutional Class          2,072

74V.    1  Net asset value per share (to nearest cent)
           Class A                       8.82
        2  Net asset value per share of a second class of open-end company shares (to nearest cent)
           Class B                   $   8.85
           Class C                   $   8.82
           Class R                   $   8.83
           Class Y                   $   8.83
           Investor Class            $   8.83
           Institutional Class       $   8.84